Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Completes Edward Acquisition

CHARLOTTE, February 7, 2024 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT) today announced the successful completion of its acquisition of Edward Transit Express Group Inc. (the “Acquisition”), a California-based global inbound non-vessel operating common carrier providing ocean and air transportation services (“Edward”). The Acquisition marks a pivotal achievement in Cheetah’s strategic expansion plans.

Tony Liu, Chairman and CEO, commented, “[t]he Acquisition positions us as a more visible competitor in our industry. This strategic move aligns seamlessly with our broader goals, strengthens our logistical capabilities, and enables us to provide end-to-end supply chain solutions. We are committed to leveraging the Acquisition by reducing transaction costs, creating new revenue streams, and becoming a one-stop-shop for traders within the global supply chain sector.”

Total consideration for the Acquisition was $1.5 million. The Company paid Edward’s sole shareholder $300,000 in cash and issued 1,272,329 shares of the Company’s unregistered Class A common stock having a market value of $1.2 million. Edward will operate as a wholly-owned subsidiary of Cheetah and Franky Zhang, the current general manager of Edward, will become a Cheetah employee and assume the position of chief executive officer of Edward.

In 2023, Cheetah extensively used Edward’s services, contributing approximately $0.25 million to its revenue. In 2022, Edward reported a total revenue of $0.48 million. Cheetah estimates that Edward’s revenue for 2023 ranged between $0.5 million and $0.53 million. With the Acquisition, the Company expects to significantly reduce its operating costs and to generate warehousing and logistics service revenues from current Edward customers as well as from new customer relationships that are developed by Cheetah.

About Cheetah Net Supply Chain Service Inc.

Cheetah Net is a supplier of parallel-import vehicles sourced in the U.S. to be sold in the PRC market. In the PRC, parallel-import vehicles refer to those purchased by dealers directly from overseas markets and imported for sale through channels other than brand manufacturers’ official distribution systems. The Company purchases automobiles, primarily luxury brands such as Mercedes, BMW, Porsche, Lexus, and Bentley, from the U.S. market and resells them to the Company’s customers, including both U.S. and PRC parallel-import car dealers. The Company derives profits primarily from the price difference between the Company’s buying and selling prices for parallel-import vehicles.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(704) 826-7280

ir@cheetah-net.com